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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 6, 2000

                               IKON VENTURES, INC.
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               (Exact name of registrant as specified in charter)

        Nevada                     000-29331                  76-0270295
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   (State or other                (Commission               (IRS Employer
   jurisdiction of                  File No.)             Identification No.)
   incorporation)



 Suite 305, Collier House, 163/169 Brompton Road, London,         SW3 1PY
                           England                                -------
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        (Address of principal executive offices)                 (Zip Code)

   Registrant's telephone number, including area code:   011-171-591-4435
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          (Former name or former address, if changed since last report)


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Item 5.      Other Events.

         On December 6, 2000, IKON Ventures, Inc. ("Registrant") consummated a private placement of 15,968,000 shares of its common stock (the "Common Stock") at $0.00625 per share to twelve unrelated accredited investors. Registrant raised approximately $99,900 in the offering. After giving effect to the issuance of the shares of Common Stock, Registrant has 31,023,000 shares of Common Stock issued and outstanding.

         The proceeds of the offering will be used to pay outstanding accounts payable, primarily professional fees.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

                           Exhibits

1.         Form of Subscription Agreement


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  IKON VENTURES, INC.

                                  By:     /s/ Ian Rice
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                                       Ian Rice
                                       Chairman and Chief Executive Officer

Date:  December 13, 2000